Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Performance Plus Municipal Fund, Inc.
33-30997, 811-05809

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment management
agreement

 Common and MuniPreferred
 shares voting together as a
class

  MuniPreferred
 shares voting
together as a
class

   For

           33,019,803

                          -
   Against

             1,343,355

                          -
   Abstain

             1,146,239

                          -
   Broker Non-Votes

             8,837,535


      Total
           44,346,932

 -
To ratify the selection of
Ernst & Young LLP as the
 independent registered
 public accounting firm for
 the current fiscal year

   For

           43,041,554

                  -
   Against

                563,486

                          -
   Abstain

                741,892

                          -
      Total

           44,346,932

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012857.